                                  Exhibit 21
                                  ----------


                            Wilmar Industries, Inc.
                             List of Subsidiaries
                           -------------------------

                                                  State or Jurisdiction
         Name of Subsidiary                         of Incorporation
         ------------------                         ----------------
HMA Enterprises, Inc. ........................            Texas
One Source Supply, Inc. ......................           Florida
Mile High Maintenance Supply, Inc. ...........           Colorado